UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2021

Lightstone Value Plus REIT V, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1,

Lakewood, New Jersey 08701

(Address of principal executive offices)

(Zip Code)

(732) 367-0129

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 15, 2021, Lightstone Value Plus REIT V, Inc. (“Lightstone REIT V” or the “Company”), through subsidiaries, (collectively, the “Sellers”) entered into an agreement (the “River Club Agreement”) to sell the River Club Apartments and the Townhomes at River Club, two student housing complexes with a total of 1,134 beds, (collectively, the “River Club Properties”) located in Athens, Georgia, to TGA River Club Apartments LLC and TGA River Club Townhomes LLC, (collectively, the “Buyers”) unaffiliated third parties, for an aggregate contractual sales price of $77.3 million.

On December 22, 2021, the Sellers completed the sale of the River Club Properties to the Buyers for $77.3 million pursuant to the terms of the River Club Agreement.  In connection with the transaction, the Sellers repaid in full the existing outstanding mortgage indebtedness of $30.4 million secured by the River Club Properties (the “River Club Mortgage”). Additionally, prior to the sale of the River Club Properties, the Company paid approximately $10.2 million for the 15.0% membership interest held in the River Club Properties by a minority owner and as a result, at the time of the completion of the sale of the River Club Properties, owned 100.0% of the membership interests in the River Club Properties. The Company’s net proceeds from the disposition of the River Club Properties were approximately $45.1 million, after the repayment in full of the River Club Mortgage, closing costs, expenses and pro rations and other working capital adjustments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REIT V, INC.

Date: December 27, 2021	By:	/s/ Seth Molod
Seth Molod
Chief Financial Officer and Treasurer

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

On November 15, 2021, Lightstone Value Plus REIT V, Inc. (“Lightstone REIT V” or the “Company”), through subsidiaries, (collectively, the “Sellers”) entered into an agreement (the “River Club Agreement”) to sell the River Club Apartments and the Townhomes at River Club, two student housing complexes with a total of 1,134 beds, (collectively, the “River Club Properties”) located in Athens, Georgia, to TGA River Club Apartments LLC and TGA River Club Townhomes LLC, (collectively, the “Buyers”) unaffiliated third parties, for an aggregate contractual sales price of $77.3 million.

On December 22, 2021, the Sellers completed the sale of the River Club Properties to the Buyers for $77.3 million pursuant to the terms of the River Club Agreement.  In connection with the transaction, the Sellers repaid in full the existing outstanding mortgage indebtedness of $30.4 million secured by the River Club Properties (the “River Club Mortgage”). Additionally, prior to the sale of the River Club Properties, the Company paid approximately $10.2 million for the 15.0% membership interest in the River Club Properties held by a minority owner and as a result, at the time of the completion of the sale of the River Club Properties, owned 100.0% of the membership interests of the River Club Properties. The Company’s net proceeds from the disposition of the River Club Properties were approximately $45.1 million, after the repayment of the River Club Mortgage, closing costs, expenses and pro rations and other working capital adjustments.

The Company’s unaudited pro forma consolidated balance sheet at September 30, 2021 illustrates the estimated effects of the disposition of the River Club Properties as referred to in Item 2.01 above as if it had occurred on such date.

The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 include certain pro forma adjustments to illustrate the estimated effect of the disposition of the River Club Properties as if it had occurred on the first day of the earliest period presented.

The unaudited pro forma consolidated financial statements are presented for informational purposes only and do not purport to be indicative of the Company’s financial results as if the disposition of the River Club Properties had occurred on the first day of the earliest period presented. Further, the unaudited pro forma consolidated financial statements should not be viewed as indicative of the Company’s financial results in the future; and should be read in conjunction with the Company’s the audited historical consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 25, 2021 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed on November 12, 2021.

LIGHTSTONE VALUE PLUS REIT V, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2021

(Amounts in thousands)

	Lightstone Value Plus REIT V, Inc. (Historical)	Pro Forma Adjustments		Pro Forma Total
Assets
Net investment property	$320,625	$(20,879)	a	$299,746

Cash and cash equivalents	38,065	77,250	b	72,966
		(30,359)	b
		(1,407)	b
		(355)	b
		(10,228)	c
Note receivable, net	13,742	-		13,742
Other assets	14,970	-		14,970
Total Assets	$387,402	$14,022		$401,424

Liabilities and Stockholders' Equity

Notes payable, net	$270,593	$(30,359)	b	$240,234
Accounts payable and accrued and other liabilities	8,502	-		8,502
Total liabilities	279,095	(30,359)		248,736

Total Company's stockholders' equity	109,770	42,998	d	152,768

Noncontrolling interests	(1,463)	1,383	a	(80)

Total Stockholders' Equity	108,307	44,381		152,688

Total Liabilities and Stockholders' Equity	$387,402	$14,022		$401,424

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

LIGHTSTONE VALUE PLUS REIT V, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(Amounts in thousands, except per share data)

	Lightstone Value Plus REIT V, Inc. (Historical)	Pro Forma Adjustments (a)	Pro Forma Total

Rental revenues	$30,864	$(4,899)	$25,965

Expenses
Property operating expenses	10,336	(1,994)	8,342
Real estate taxes	4,228	(449)	3,779
General and administrative	5,046	(25)	5,021
Depreciation and amortization	9,590	(1,166)	8,424
Total operating expenses	29,200	(3,634)	25,566

Operating income	1,664	(1,265)	399

Interest expense, net	(7,403)	482	(6,921)
Interest income	1,493	-	1,493
Gain on sale of investment property	27,821	-	27,821
Gain on disposition of unconsolidated joint venture	1,457	-	1,457
Other income, net	490	(41)	449
Net income	25,522	(824)	24,698
Net income attributable to noncontrolling interests	(145)	124	(21)
Net income attributable to the Company's shares	$25,377	$(700)	$24,677
Weighted average shares outstanding:
Basic and diluted	20,181		20,181
Basic and diluted loss per share	$1.26		$1.22

LIGHTSTONE VALUE PLUS REIT V, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(Amounts in thousands, except per share data)

	Lightstone Value Plus REIT V, Inc. (Historical)	Pro Forma Adjustments (a)	Pro Forma Total

Rental revenues	$39,978	$(6,271)	$33,707

Expenses
Property operating expenses	13,049	(2,462)	10,587
Real estate taxes	5,454	(541)	4,913
General and administrative	6,493	(33)	6,460
Depreciation and amortization	12,227	(1,529)	10,698
Total operating expenses	37,223	(4,565)	32,658

Operating income	2,755	(1,706)	1,049

Interest expense, net	(9,644)	799	(8,845)
Interest income	1,877	-	1,877
Gain on sale of investment property	5,474	-	5,474
Other income, net	721	(22)	699
Net income	1,183	(929)	254
Net income attributable to noncontrolling interests	(1,298)	139	(1,159)
Net loss attributable to the Company's shares	$(115)	$(790)	$(905)
Weighted average shares outstanding:
Basic and diluted	20,741		20,741
Basic and diluted loss per share	$(0.01)		$(0.04)

LIGHTSTONE VALUE PLUS REIT V, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands unless otherwise indicated)

1.	Basis of Pro Forma Presentation

The pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”).

The unaudited pro forma condensed consolidated financial statements of Lightstone Value Plus REIT V, Inc. (the “Company”), have been prepared based on the historical consolidated balance sheet of the Company as of September 30, 2021 and the historical consolidated statement of operations of the Company for the nine months ended September 30, 2021 and for the for the year ended December 31, 2020.

The Company employs accounting policies that are in accordance with accounting principles generally accepted in the United States of America. In management's opinion, all material adjustments necessary to reflect fairly the pro forma financial position and pro forma results of operations of the Company have been made.

The ongoing activity presented in these pro forma condensed consolidated financial statements represents the Company’s assets, liabilities, revenues and expenses that reflect the disposition of the River Club Apartments and the Townhomes at River Club, two student housing complexes with a total of 1,134 beds, (collectively, the “River Club Properties”) located in Athens, Georgia. This pro forma financial information is presented for illustrative purposes only, and is not necessarily indicative of the consolidated operating results and consolidated financial position that might have been achieved had the transaction described above occurred on the dates indicated, nor are they necessarily indicative of the operating results and financial position that may occur in the future.

2.	Pro Forma Assumptions

Pro forma adjustments:

The accompanying condensed consolidated unaudited pro forma financial statements have been prepared as if the disposition of the River Club Properties was completed on September 30, 2021 for balance sheet purposes and January 1, 2020 for statement of operations purposes and reflect the following pro forma adjustments:

Adjustments to Unaudited Pro Forma Consolidated Balance Sheet

a)	To reflect the elimination of the net book value of the River Club Properties assets sold.
b)	To reflect the net cash proceeds of $45.1 million received in connection with the disposition of the River Club Properties.

Reconciliation of Pro Forma Proceeds
(amounts in thousands)

Gross Proceeds	$77,250

Repayment in full of outstanding mortgage indebtedness secured by the River Club	(30,359)
Closing costs paid from gross proceeds	(1,407)
Net operating costs paid at closing	(355)

Pro forma net proceeds	$45,129

c)	To reflect the payment of $10.2 million to acquire the 15% membership interest of the minority partner in the River Club Properties prior to the disposition of the River Club Properties.
d)	To record the pro forma net gain of $43.0 million on the disposition of the River Club Properties.

Reconciliation of Pro Forma Net Gain
(amounts in thousands)

Gross Proceeds	$77,250

Net book value of assets sold	(22,262)
Purchase of noncontrolling interest	(10,228)
Closing costs paid from gross proceeds	(1,407)
Net operating costs received at closing	(355)

Pro forma net gain	$42,998

Adjustments to Unaudited Pro Forma Consolidated Statements of Operations

a)	These amounts represent the elimination of the operations on the completed disposition of the River Club Properties from the historical amounts for the nine months ended September 30, 2021 and for the for the year ended December 31, 2020, to give effect to the completed disposition as if it had occurred on the first day of the earliest period presented.

3.	Unaudited Pro Forma Earnings Per Share Data

The Company had no potentially dilutive securities outstanding during the periods presented. Accordingly, pro forma earnings per share is calculated by dividing net income attributable to the Company’s common shareholders by the weighted-average number of shares of common stock outstanding during the applicable period.